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                                  Exhibit 23.2

Harvey Judkowitz
CERTIFIED PUBLIC ACCOUNTANT
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10220 S.W. 124 Street                                           (305) 378-1948
Miami, Florida 33176                                       Fax: (305) 253-6266









               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Securities and Exchange Commission

I hereby consent to the use of my report dated February 28, 2000 in the Registration Statement on Form SB-2 for Acquireu.com, Inc. for the period ended December 31, 1999.

/s/Harvey Judkowitz CPA
Harvey Judkowitz
Certified Public Accountant

May 12, 2000











                                   Member of:

              American Institute of Certified Public Accountants &
               Florida Institute of Certified Public Accountants